Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FISCAL 2004 FIRST QUARTER RESULTS

RUTLAND, VERMONT (September 10, 2003)—Casella Waste Systems, Inc. (Nasdaq: CWST), a regional, non-hazardous solid waste services company, today reported financial results for the first quarter of its 2004 fiscal year.

For the quarter ended July 31, 2003, the company reported revenues of $113.9 million. The company’s net income per common share was $0.22. Operating income for the quarter was $10.4 million. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA), was $25.1 million*.

The company also announced that cash provided by operating activities for the quarter was $15.0 million, and that the company generated negative free cash flow* of $(1.5) million; as of July 31, 2003, the company had cash on hand of $5.7 million, and had an outstanding total debt level of $309.3 million.

The company’s three-month net income reflects a gain of $2.7 million, or $0.11 per common share, from a change in accounting principle following the company’s adoption of SFAS 143.

 “We are starting fiscal year 2004 very strongly,” John W. Casella, chairman and chief executive officer, said. “We have had several quarters to place our strategic and management focus on our core businesses, and this has allowed us to build significant momentum.

Disposal Capacity Additions Highlight First Quarter

“This focus and momentum has produced results, specifically in the area of adding disposal capacity in both our eastern and western regions,” Casella said. “The Templeton, Massachusetts landfill, and most recently our success with the McKean County, Pennsylvania and the Ontario County, New York landfills, are indications of how well positioned the company is becoming to deliver long-term performance.

“We continue to pursue several promising opportunities throughout our markets,” Casella said. “We are leveraging our strength as an established, proven partner to municipal governments.”

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose EBITDA (earnings before interest, taxes, depreciation and amortization) and free cash flow which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us.

Historically, these measures have been key in comparing operating efficiency by each public company within the industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons we utilize these metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

More detailed financial results are contained in the tables accompanying this release.

Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

For further information, contact Richard Norris, chief financial officer; or Joseph Fusco, vice president; at (802) 775-0325, or visit the company’s website at http://www.casella.com.

The company will host a conference call to discuss these results on Thursday, September 11, 2003 at 10:00 a.m. EDT. Individuals interested in participating in the call should dial 719-457-2629 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling 719-457-0820 (conference code #321235) before 11:59 p.m. EDT, Thursday, September 18, 2003.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are forward-looking statements. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: we may be unable to make acquisitions and otherwise develop additional disposal capacity; continuing weakness in general economic conditions may affect our revenues; and fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations. Other factors which could materially affect such forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission, including certain factors which could affect future operating results detailed in the Management’s Discussion and Analysis section in our Form 10-K for the fiscal year ended April 30, 2003, and in our most recently-filed Form 10-Q.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except amounts per share)

	Three Months Ended
	July 31,	July 31,
	2002	2003
Revenues	$116,031	$113,888

Operating expenses:
Cost of operations	77,792	74,278
General and administration	14,711	14,473
Depreciation and amortization	12,061	14,770
	104,564	103,521
Operating income	11,467	10,367

Other expense, net:
Interest expense, net	7,076	6,223
Income from equity method investments	(201)	(35)
Minority interest	(152)	0
Other (income)/expense, net	28	(159)
	6,751	6,029
Income from continuing operations before income taxes, discontinued operations and cumulative effect of change in accounting principle	4,716	4,338
Provision for income taxes	2,159	867
Income from continuing operations before discontinued operations and cumulative effect of change in accounting principle	2,557	3,471
Reclassification adjustment from discontinued operations, net of income taxes (2)	(47)	0
Cumulative effect of change in accounting principle, net of income taxes	63,916	(2,723)
Net income (loss)	(61,312)	6,194
Preferred stock dividend	759	798
Net income (loss) available to common shareholders	$(62,071)	$5,396
Common stock and common stock equivalent shares outstanding, assuming full dilution	24,152	24,006

Net income per common share from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$0.07	$0.11
Net income (loss) per common share	$(2.57)	$0.22
EBITDA (1)	$23,528	$25,137

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited
(In thousands)

	Three Months Ended
	July 31,	July 31,
	2002	2003
Cash Flows from Operating Activities:
Net income (loss)	$(61,312)	$6,194
Adjustments to reconcile net income (loss) to net cash provided by operating activities -
Depreciation and amortization	12,061	14,770
Reclassification adjustment from discontinued operations	(47)	—
Cumulative effect of change in accounting principle, net	63,916	(2,723)
Income from equity method investments	(201)	(35)
(Gain) loss on sale of assets	4	(54)
Minority interest	(152)	—
Deferred income taxes	1,308	1,351
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(5,669)	(4,515)
	71,220	8,794
Net Cash Provided by Operating Activities	9,908	14,988
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	—	(6,027)
Additions to property, plant and equipment	(11,336)	(17,738)
(Advances to) distributions from unconsolidated entities	500	(693)
Other	110	363
Net Cash Used In Investing Activities	(10,726)	(24,095)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	21,550	33,400
Principal payments on long-term debt	(24,462)	(34,261)
Proceeds from exercise of stock options	427	53
Net Cash Used In Financing Activities	(2,485)	(808)
Net decrease in cash and cash equivalents	(3,303)	(9,915)
Cash and cash equivalents, beginning of period	4,298	15,652
Cash and cash equivalents, end of period	$995	$5,737

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

(In thousands)

Note 1:     Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) and Free Cash Flow, which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency by each public company within the industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons, we utilize these metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP.  Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Following is a reconciliation of EBITDA to Cash Provided by Operating Activities:

	Three Months Ended
	July 31,	July 31,
	2002	2003
Cash Provided by Operating Activities	$9,908	$14,988

Changes in assets and liabilities, net of effects of acquisitions and divestitures	5,669	4,515
Deferred income taxes	(1,308)	(1,351)
Provision for income taxes	2,159	867
Interest expense, net	7,076	6,223
Other (income)/expense, net	24	(105)
EBITDA	$23,528	$25,137

Following is a reconciliation of Free Cash Flow to Cash Provided by Operating Activities:

FREE CASH FLOW:		Three Months Ended July 31, 2003

EBITDA		$25,137
Add (deduct):	Cash interest	(2,878)
	Net closure / post-closure	231
	Capital expenditures	(17,738)
	Cash taxes	(341)
	Change in working capital, adjusted for non-cash items	(5,953)

FREE CASH FLOW		$(1,542)

Add (deduct):	Capital expenditures	17,738
	Other	(1,208)
Cash Provided by Operating Activities		$14,988

Note 2:     In the fourth quarter of fiscal 2003, we entered into negotiations with former employees for the transfer of our commercial recycling and domestic brokerage businesses. The commercial recycling business had been accounted for as a discontinued operation since fiscal 2001.  Due to the nature of the transfer transaction, we could not retain historical discontinued accounting treatment for this operation. Therefore the commercial recycling business’ operating results have been reclassified from discontinued to continuing operations for the three months ended July 31, 2002. Also in connection with the discontinued accounting treatment recorded in fiscal 2001, estimated future losses from this operation were classified as losses from discontinued operations. This amount has been reclassified and offset against actual losses from operations for the three months ended July 31, 2002.